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                                                                   EXHIBIT 10.23
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                            364-DAY CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 27, 2002


                                      AMONG


                             HEWITT ASSOCIATES LLC,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                         HARRIS TRUST AND SAVINGS BANK,
                            AS ADMINISTRATIVE AGENT,

                                BANK OF MONTREAL,
                                   AS ARRANGER

                                       AND

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

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                                TABLE OF CONTENTS

SECTION                                 DESCRIPTION                         PAGE

SECTION 1.            THE CREDIT FACILITIES .................................. 1

       Section 1.1.   Revolving Credit Commitments ........................... 1
       Section 1.2.   Applicable Interest Rates .............................. 1
       Section 1.3.   Minimum Borrowing Amounts; Maximum Eurodollar Loans .... 3
       Section 1.4.   Manner of Borrowing Loans and Designating Applicable
                        Interest Rates ....................................... 3
       Section 1.5.   Interest Periods ....................................... 5
       Section 1.6.   Maturity of Loans ...................................... 6
       Section 1.7.   Prepayments ............................................ 6
       Section 1.8.   Default Rate ........................................... 7
       Section 1.9.   The Notes .............................................. 7
       Section 1.10.  Funding Indemnity ...................................... 7
       Section 1.11.  Commitment Terminations ................................ 8
       Section 1.12.  Substitution of Lenders ................................ 8

SECTION 2.            FEES ................................................... 9

       Section 2.1.   Fees ................................................... 9

SECTION 3.            PLACE AND APPLICATION OF PAYMENTS ...................... 9

       Section 3.1.   Place and Application of Payments ...................... 9

SECTION 4.            DEFINITIONS; INTERPRETATION ............................11

       Section 4.1.   Definitions ............................................11
       Section 4.2.   Interpretation .........................................21
       Section 4.3.   Change in Accounting Principles ........................21

SECTION 5.            REPRESENTATIONS AND WARRANTIES .........................22

       Section 5.1.   Organization and Qualification .........................22
       Section 5.2.   Subsidiaries ...........................................22
       Section 5.3.   Authority and Validity of Obligations ..................23
       Section 5.4.   Use of Proceeds; Margin Stock ..........................23
       Section 5.5.   Financial Reports ......................................23
       Section 5.6.   No Material Adverse Change .............................23
       Section 5.7.   Full Disclosure ........................................24
       Section 5.8.   Good Title .............................................24
       Section 5.9.   Litigation and Other Controversies .....................24
       Section 5.10.  Taxes ..................................................24
       Section 5.11.  Approvals ..............................................24
       Section 5.12.  Affiliate Transactions .................................24

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       Section 5.13.  Investment Company; Public Utility Holding Company .....25
       Section 5.14.  ERISA ..................................................25
       Section 5.15.  Compliance with Laws ...................................25
       Section 5.16.  Other Agreements .......................................25
       Section 5.17.  No Default .............................................25

SECTION 6.            CONDITIONS PRECEDENT ...................................26

       Section 6.1.   All Credit Events ......................................26
       Section 6.2.   Initial Credit Event ...................................26

SECTION 7.            COVENANTS ..............................................27

       Section 7.1.   Maintenance of Business ................................27
       Section 7.2.   Maintenance of Properties ..............................28
       Section 7.3.   Taxes and Assessments ..................................28
       Section 7.4.   Insurance ..............................................28
       Section 7.5.   Financial Reports ......................................29
       Section 7.6.   Inspection .............................................30
       Section 7.7.   Interest Coverage Ratio ................................30
       Section 7.8.   Tangible Net Worth .....................................30
       Section 7.9.   Leverage Ratio .........................................31
       Section 7.10.  Distributions ..........................................31
       Section 7.11.  Indebtedness ...........................................31
       Section 7.12.  Liens ..................................................31
       Section 7.13.  Investments, Acquisitions, Loans, Advances and
                        Guaranties ...........................................32
       Section 7.14.  Use of Proceeds ........................................33
       Section 7.15.  Mergers, Consolidations and Sales ......................33
       Section 7.16.  Maintenance of Subsidiaries ............................34
       Section 7.17.  ERISA ..................................................34
       Section 7.18.  Compliance with Laws ...................................34
       Section 7.19.  Burdensome Contracts With Affiliates ...................34
       Section 7.20.  No Changes in Fiscal Year ..............................34
       Section 7.21.  Amendments to Articles and Operating Agreement .........35

SECTION 8.            EVENTS OF DEFAULT AND REMEDIES .........................35

       Section 8.1.   Events of Default ......................................35
       Section 8.2.   Non-Bankruptcy Defaults ................................37
       Section 8.3.   Bankruptcy Defaults ....................................37
       Section 8.4.   Notice of Default ......................................37
       Section 8.5.   Expenses ...............................................37

SECTION 9.            CHANGE IN CIRCUMSTANCES ................................37

       Section 9.1.   Change of Law ..........................................37
       Section 9.2.   Unavailability of Deposits or Inability to Ascertain,
                        or Inadequacy of, LIBOR ..............................38

                                      -ii-


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       Section 9.3.   Increased Cost and Reduced Return ......................38
       Section 9.4.   Lending Offices ........................................40
       Section 9.5.   Discretion of Lender as to Manner of Funding ...........40

SECTION 10.           THE ADMINISTRATIVE AGENT ...............................40

       Section 10.1.  Appointment and Authorization of Administrative Agent ..40
       Section 10.2.  Administrative Agent and its Affiliates ................40
       Section 10.3.  Action by Administrative Agent .........................41
       Section 10.4.  Consultation with Experts ..............................41
       Section 10.5.  Liability of Administrative Agent; Credit Decision .....41
       Section 10.6.  Indemnity ..............................................42
       Section 10.7.  Resignation of Administrative Agent and Successor
                        Administrative Agent .................................42
       Section 10.9.  Designation of Additional Agents .......................43

SECTION 11.           MISCELLANEOUS ..........................................43

       Section 11.1.  Withholding Taxes ......................................43
       Section 11.2.  No Waiver, Cumulative Remedies .........................44
       Section 11.3.  Non-Business Days ......................................45
       Section 11.4.  Documentary Taxes ......................................45
       Section 11.5.  Survival of Representations ............................45
       Section 11.6.  Survival of Indemnities ................................45
       Section 11.7.  Sharing ................................................45
       Section 11.8.  Notices ................................................45
       Section 11.9.  Counterparts ...........................................46
       Section 11.10. Successors and Assigns .................................46
       Section 11.11. Participants ...........................................46
       Section 11.12. Assignments ............................................47
       Section 11.13. Amendments .............................................48
       Section 11.14. Headings ...............................................48
       Section 11.15. Costs and Expenses; Indemnification ....................48
       Section 11.16. Entire Agreement .......................................49
       Section 11.17. Governing Law ..........................................49
       Section 11.18. Severability of Provisions .............................49
       Section 11.19. Construction ...........................................49
       Section 11.20. Lender's Obligations Several ...........................50
       Section 11.21. Submission to Jurisdiction; Waiver of Jury Trial .......50


                                      -iii-


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EXHIBIT A       --    Notice of Borrowing
EXHIBIT B       --    Notice of Continuation/Conversion
EXHIBIT C       --    Revolving Note
EXHIBIT D       --    Compliance Certificate
EXHIBIT E       --    Assignment and Acceptance
SCHEDULE 1      --    Commitments
SCHEDULE 5.2    --    Subsidiaries



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                            364-DAY CREDIT AGREEMENT

     This 364-Day Credit Agreement is entered into as of September 27, 2002, by and among Hewitt Associates LLC, an Illinois limited liability company (the "Borrower"), the several financial institutions from time to time party to this Agreement, as Lenders, Harris Trust and Savings Bank, as Administrative Agent, Bank of Montreal, as Arranger and Bank of America, N.A., as Syndication Agent, as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 4.1 hereof.

                              PRELIMINARY STATEMENT

     The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE CREDIT FACILITIES.

     Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The aggregate principal amount of Revolving Loans at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.4(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

     Section 1.2. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     "Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial

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rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate), or
(ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

           Adjusted LIBOR    =                   LIBOR
                                  ---------------------------------
                                  1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in

                                      -2-

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immediately available funds are offered to the Administrative Agent at 11:00
a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     (c) Rate Determinations. The Administrative Agent shall determine, in accordance with the terms and provisions hereof, each interest rate applicable to the Loans hereunder, and its determination thereof shall be prima facie evidence thereof.

     Section 1.3. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under the Revolving Credit shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under the Revolving Credit shall be in an amount equal to $2,000,000 or such greater amount which is an integral multiple of $100,000.

     Section 1.4. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as

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Exhibit A (Notice of Borrowing) or Exhibit B (Notice of Continuation/
Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent reasonably believes is an Authorized Representative without the necessity of independent investigation; provided, however, that prior to advancing funds for a Borrowing, the Administrative Agent has provided to the Borrower a telecopy confirmation of the Loan, including applicable rate (in the case of Eurodollar Loans only) and amount. In the event any such notice by telephone conflicts with any written confirmation, the written confirmation shall govern absent manifest error.

     (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 1.4(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

     (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.4(a) that the Borrower intends to convert such Borrowing, subject to Section 6.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.7(a). If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 6.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.7(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.

     (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 6 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall promptly deposit the proceeds of each new Borrowing into the account of the Borrower at the Administrative Agent's principal office in Chicago, Illinois which is designated for such purpose.

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     (e) Administrative Agent Reliance on Lender Funding. Unless the
Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, within three (3) Business Days of demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the federal funds rate, but without such payment being considered a payment or prepayment of a Loan under
Section 1.10 hereof so that the Borrower will have no liability under such Section with respect to such payment.

     Section 1.5. Interest Periods. As provided in Section 1.4(a) hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter (i.e., the last day of March, June, September or December, as applicable) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter) and (b) in the case of a Eurodollar Loan, 1, 2, 3 or 6 months thereafter; provided, however, that:

          (a) any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

          (b) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Termination Date;

          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 1.6. Maturity of Loans. Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

     Section 1.7. Prepayments. (a) The Borrower shall have the right of prepaying without premium or penalty (except as set forth in Section 1.10 below) and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $2,000,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to
Section 1.3 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon 3 Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment.

     (b) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.11 hereof, prepay the Revolving Loans by the amount, if any, necessary to reduce the aggregate principal amount of Revolving Loans then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

     (c) Unless the Borrower otherwise directs, prepayments of Loans under this
Section 1.7 shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.7 shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.10 hereof.

     (d) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower. Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 1.8. Default Rate. Notwithstanding anything to the contrary contained in Section 1.2 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to the sum of 2.0% plus the

Applicable Margin plus the Base Rate from time to time in effect; provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

     Section 1.9. The Notes. (a) The Revolving Loans made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit C hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

     (b) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 1.10. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender, but excluding lost profits or other consequential or incidental damages or expenses) as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.4(a) hereof,

          (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

          (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, then, within 15 days after the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense).

     Section 1.11. Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 5 Business Days prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of Revolving Loans then outstanding. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

     (b) Mandatory Revolving Credit Terminations. The Revolving Credit Commitments shall terminate and all Obligations not sooner paid shall become due and payable on the Revolving Credit Termination Date.

     (c) Any termination of the Commitments pursuant to this Section 1.11 may not be reinstated.

     Section 1.12. Substitution of Lenders. Upon the receipt by the Borrower of
(a) a claim from any Lender for compensation under Section 9.3 or 11.1 hereof,
(b) notice by any Lender to the Borrower of any illegality pursuant to Section
9.1 hereof or (c) in the event any Lender is in default in any material respect with respect to its obligations under the Loan Documents (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an "Affected Lender"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at any such Affected Lender's expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.10 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal, interest, and fees accrued and owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 11.12 hereof.

SECTION 2. FEES.

     Section 2.1. Fees. (a) Revolving Credit Facility Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a facility fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 365-366 days and the actual number of days elapsed) on the average daily Revolving Credit Commitments, whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the facility fee for the period to the date of such termination in whole shall be paid on the date of such termination.

     (b) Utilization Fee. For every day during which (x) the sum of (i) the aggregate principal amount of all Loans outstanding hereunder, (ii) the aggregate principal amount of all outstanding Swing Loans under (and as defined in) the Three Year Credit Agreement, (iii) the L/C Obligations (and as defined
in) the Three Year Credit Agreement, and (iv) the aggregate principal amount of Revolving Loans outstanding under the Three Year Credit Agreement exceeds (y) 50% of the sum of the Commitments hereunder and the Commitments under and as defined in the Three Year Credit Agreement, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders hereunder according to their proportionate holdings of the amount described in the foregoing clause
(x)(i), a utilization fee (the "Utilization Fee") on the amount described in clause (x)(i) above at the rate of 0.125% per annum. Accrued Utilization Fees shall be due and payable in arrears on September 30, 2002, on the last day of each calendar quarter thereafter and on the Revolving Credit Termination Date, unless the Commitments hereunder and under the Three Year Credit Agreement are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (c) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated September 27, 2002 or as otherwise agreed to in writing between them.

     (d) Fee Calculations. All fees payable under Section 2.1(a) and (b) hereof shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

     Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed (and the Borrower shall have no responsibility, obligation or liability with respect to such distribution) like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after the Obligations have been declared, or have become, immediately due and payable following an Event of Default, shall be remitted to the Administrative Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 11.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

          (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

          (c) third, to the payment of principal on the Notes and Hedging Liability, the aggregate amount paid to the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

          (d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

          (e) fifth, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4. DEFINITIONS; INTERPRETATION.

     Section 4.1. Definitions. The following terms when used herein shall have the following meanings:

     "Acquired Business" means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition occurring after the Closing Date.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

     "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

     "Administrative Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 10.7 hereof.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person, provided that, when used in reference to the Borrower and its Subsidiaries, an "Affiliate" of such Person be deemed to exclude any Subsidiary of such Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" means this 364-Day Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

     "Applicable Margin" means, with respect to Loans and the facility fees payable under Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                APPLICABLE MARGIN FOR  APPLICABLE MARGIN FOR
         LEVERAGE RATIO FOR        BASE RATE LOANS       EURODOLLAR LOANS     APPLICABLE MARGIN FOR
LEVEL    SUCH PRICING DATE           SHALL BE:              SHALL BE:         FACILITY FEE SHALL BE:

 III   Greater than or equal            0%                   0.725%                    0.15%
       to 1.50 to 1.0

  II   Less than 1.50 to 1.0            0%                   0.625%                   0.125%
       but greater than or
       equal to 0.75 to 1.0

  I    Less than 0.75 to 1.0            0%                   0.525%                    0.10%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after September 30, 2002, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 7.5 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 7.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Leverage Ratio shall be deemed to be greater than 1.50 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

     "Articles" is defined in Section 5.1 hereof.

     "Authorized Representative" means those persons shown on the list of employees provided by the Borrower pursuant to Section 6.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different employees of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent, but not to exceed five such persons at any time.

     "Base Rate" is defined in Section 1.2(a) hereof.

     "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.2(a) hereof.

     "Borrower" is defined in the introductory paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.4(a) hereof.

     "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change of Control" means at any time:

          (i) HAI ceases to own, directly or indirectly, 100% of the membership interests of the Borrower;

          (ii) any Person becomes the beneficial owner of securities of the Parent representing 20% or more of the then outstanding Voting Stock of the Parent;

          (iii) any Person becomes the beneficial owner of securities of HAI representing more than 40% of the then outstanding Voting Stock of HAI;

          (iv) the failure of Continuing Directors to constitute a majority of the board of directors (or similar governing body) of HAI; or

          (v) any "Change of Control" (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of the Borrower, shall occur.

     For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include the Parent or any Wholly-Owned Subsidiary.

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 6.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Commitments" means the Revolving Credit Commitments.

     "Compliance Certificate" means a certificate in the form of Exhibit D hereto.

     "Continuing Directors" means, initially, all members of the board of directors (or similar governing body) of HAI on the Closing Date. At and after the time of the first election of members after the Closing Date, and thereafter at and after the time of each subsequent election of members, the defined term "Continuing Directors" shall be deemed also to include any member whose initial nomination for election was approved by a majority of the members who were Continuing Directors at the time of such nomination.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit" means the Revolving Credit.

     "Credit Event" means the advancing of any Loan or the continuation of or conversion into a Eurodollar Loan.

     "Damages" means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys' and paralegals' fees and litigation expenses.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Subsidiary" means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any State thereof.

     "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of
(i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries, but excluding from such amount any gains on sales of assets recognized during such period.

     "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Borrower or any of its Subsidiaries or any business reasonably related to such a business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurodollar Loan" means a Loan bearing interest at the rate specified in
Section 1.2(b) hereof.

     "Eurodollar Reserve Percentage" is defined in Section 1.2(b) hereof.

     "Event of Default" means any event or condition identified as such in
Section 8.1 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.2(a) hereof.

     "Foreign Subsidiary" means each Subsidiary that is not a Domestic
Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with that employed in the preparation of the Borrower's financial statements furnished to the Lenders described in Section 5.5 hereof.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other financial obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation at the time the amount of the Guaranty is being determined or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty at the time the amount of the Guaranty is being determined.

     "HAI" means Hewitt Associates, Inc., a Delaware corporation.

     "Harris Bank" means Harris Trust and Savings Bank, in its individual capacity.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness" means for any Person, (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person, and
(vi) obligations or "Indebtedness" described in the foregoing clauses (i) through (v) for which such Person is obligated pursuant to a Guaranty.

     "Interest Coverage Ratio" means, as of any date, the ratio of (x) the sum of (i) EBITDA for the then most-recently ended four fiscal quarters of the Borrower, plus (ii) Rental Expense for such four fiscal quarters to (y) the sum of (i) Interest Expense for such four fiscal quarters, plus (ii) Rental Expense for such four fiscal quarters.

     "Interest Expense" means with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, but excluding such interest expense not payable in cash, including without limitation amortization of debt discount and debt issuance costs not paid in cash) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

     "Interest Period" is defined in Section 1.5 hereof.

     "Lenders" means and includes Harris Trust and Savings Bank and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 11.12 hereof.

     "Lending Office" is defined in Section 9.4 hereof.

     "Leverage Ratio" means, on any date, the ratio of (i) Total Debt on and as of such date to (ii) EBITDA for then most-recently ended four fiscal quarters of the Borrower (taken as a single accounting period).

     "LIBOR" is defined in Section 1.2(b) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" means any Revolving Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a "type" of Loan hereunder.

     "Loan Documents" means this Agreement, the Notes and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

     "Material Plan" is defined in Section 8.1(g) hereof.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" means, with respect to any offering of equity securities of a Person or any capital or equity contribution to a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof, but excluding, in respect of any transaction or series of related and substantially contemporaneous transactions in which a portion of such proceeds received are required, as a condition of such transaction or transactions, to be and are disgorged by the recipient thereof, the amount of any such proceeds so disgorged.

     "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits or losses and also excluding any taxes on such profits.

     "Net Worth" means, at any time the same is to be determined, the sum of all equity and retained earnings of the Borrower (and its Subsidiaries, on a consolidated basis), determined in accordance with GAAP.

     "Notes" means and includes the Revolving Notes.

     "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Operating Agreement" is defined in Section 5.1 hereof.

     "Parent" means Hewitt Holdings LLC, an Illinois limited liability company.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means for any Lender its Revolver Percentage.

     "Permitted Acquisition" means any Acquisition with respect to which all (except as noted below) of the following conditions shall have been satisfied:

          (a) if the Total Consideration for such Acquisition exceeds $10,000,000, the Acquired Business is in an Eligible Line of Business (it being understood that if the Total Consideration for such Acquisition is $10,000,000 or less, the Acquired Business need not be in an Eligible Line of Business);

          (b) the Acquisition shall not be a Hostile Acquisition;

          (c) the Borrower shall have provided the Administrative Agent and the Lenders with, or directed such parties to the appropriate public location for, copies of any filings (with all exhibits) by HAI or any of its Subsidiaries with the Securities and Exchange Commission relating to such Acquisition;

          (d) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 7.7, 7.8 and 7.9 on a pro forma basis; and

          (e) after giving effect to the Acquisition, the Total Debt of the Borrower and its Subsidiaries (including any indebtedness of the Acquired Business assumed in the Acquisition) shall not exceed 50% of the sum of the Total Debt and Net Worth of the Borrower and its Subsidiaries (such Net Worth also to be calculated on a pro forma basis after giving effect to the Acquisition).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Prior Credit Agreement" means that certain Revolving and Term Credit Agreement dated as of May 28, 1996, as amended, among the Borrower, the lenders party thereto and Harris Trust and Savings Bank, as Administrative Agent.

     "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

     "Rental Expense" means, with reference to any period, the aggregate amount of fixed rentals and other consideration payable by the Borrower and its Subsidiaries during such period under all leases of Property (other than Capital Leases), determined in accordance with GAAP.

     "Required Lenders" means, as of the date of determination thereof, Lenders holding, collectively, more than 66-2/3% of the aggregate Revolving Credit Commitments or, if the aggregate Revolving Credit Commitments have been terminated, Lenders holding, collectively, more than 66-2/3% of the aggregate principal amount of outstanding Loans.

     "Responsible Officer" means any of the chief executive officer, chief financial officer, general counsel or chief administrative officer of the Borrower.

     "Restricted Subsidiary" shall mean any Subsidiary of the Borrower which, as of the time of determination of whether such Subsidiary is a Restricted Subsidiary, either accounts for 5% or more of total revenues of the Borrower and its Subsidiaries for the most recent four full fiscal quarters of the Borrower then ended or accounts for 5% or more of the total assets of the Borrower and its Subsidiaries at the time of determination.

     "Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of all Revolving Loans.

     "Revolving Credit" means the credit facility for making Revolving Loans described in Section 1.1 hereof.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $70,000,000 on the date hereof.

     "Revolving Credit Termination Date" means September 26, 2003, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.11, 8.2 or 8.3 hereof.

     "Revolving Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Revolving Loan hereunder.

     "Revolving Note" is defined in Section 1.9 hereof.

     "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

     "Tangible Net Worth" means, at any time the same is to be determined, (a) the sum of all equity and retained earnings of the Borrower (and its Subsidiaries, on a consolidated basis), determined in accordance with GAAP, less
(b) the sum of (i) the aggregate book value of all assets of the Borrower and its Subsidiaries which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, and (ii) the write-up of assets of the Borrower and its Subsidiaries above cost, determined on a consolidated basis in accordance with GAAP.

     "Three Year Credit Agreement" means that certain Three Year Credit Agreement dated as of even date herewith among the Borrower, the lenders party thereto and the Administrative Agent.

     "Total Assets" means the aggregate of all items which would be listed as assets on a balance sheet of the Borrower and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

     "Total Consideration" means the total amount (but without duplication) of
(a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the amount of indebtedness assumed in connection with such Acquisition.

     "Total Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries determined without duplication on a consolidated basis.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

     Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 4.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 4.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lenders as follows:

     Section 5.1. Organization and Qualification. The Borrower is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Illinois created pursuant to its Articles of Organization (the "Articles") and its Operating Agreement (the "Operating Agreement"), has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so licensed or qualified could reasonably be expected to have a Material Adverse Effect.

     Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary. Each Domestic Subsidiary which is a Restricted Subsidiary (if any) is identified on
Schedule 5.2. As of the Closing Date, no Domestic Subsidiaries which are Restricted Subsidiaries exist.

     Section 5.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents. Without limiting the generality of the foregoing, the Borrower has full right, power and authority to make the borrowings herein provided for and to issue its Notes in evidence thereof. The Loan Documents have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any provision of the Articles or the Operating Agreement of the Borrower or any covenant, indenture or agreement of or affecting the Borrower or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Borrower.

     Section 5.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Loans and other extensions of credit made available hereunder to refinance any obligations outstanding under the Prior Credit Agreement, for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws, the Borrower's Articles and Operating Agreement and the terms of this Agreement. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 5.5. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2002 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Borrower nor any of its Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

     Section 5.6. No Material Adverse Change. Since September 30, 2001, there has been no Material Adverse Effect, except for changes disclosed to the Administrative Agent and the Lenders in writing prior to the Closing Date. The parties agree that the Lenders were appropriately notified of the acquisition of Bacon & Woodrow, LLP and the initial public offering of the equity in HAI, and changes in corporate form required as a result thereof.

     Section 5.7. Full Disclosure. The Borrower has delivered true and correct copies of its Articles and the Operating Agreement to the Lenders and said Articles and Operating Agreement remain in full force and effect and have not been revised or amended. The statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to Lenders, the

Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

     Section 5.8. Good Title. The Borrower and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Lenders (except for sales of assets by the Borrower and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.12 hereof.

     Section 5.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined would result in a Material Adverse Effect.

     Section 5.10. Taxes. All tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any of its Subsidiaries or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each of its Subsidiaries have been made for all open years, and for its current fiscal period. The United States income tax returns of the Borrower and its Subsidiaries have been closed by the Internal Revenue Service through the fiscal year ended September 30, 1998.

     Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the members or stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement or any other Loan Document.

     Section 5.12. Affiliate Transactions. Neither the Borrower nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other other than management fees payable by Hewitt Services LLC and the Parent to the Borrower.

     Section 5.13. Investment Company; Public Utility Holding Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Borrower is not in breach of the preceding sentence despite the fact that the Borrower is an Affiliate of AHA Investment Funds, Inc., a registered open-end investment company, for whom it acts as an investment consultant, and the Borrower, which acts as its administrator and shareholder servicing Administrative Agent, and Hewitt

Services LLC, an Affiliate of the Borrower that acts as its distributor, are Affiliates of Hewitt Series Trust, a registered open-end investment company.

     Section 5.14. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any of its Subsidiaries has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in
Article 6 of Title I of ERISA and except for post-retirement benefit obligations for retiree health care benefits estimated to be less than $4,000,000 in total as of June 30, 2001.

     Section 5.15. Compliance with Laws. The Borrower and its Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances) non-compliance with any of which laws, rules or regulations could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

     Section 5.16. Other Agreements. Neither the Borrower nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any such Subsidiary or any of their Properties, which default if uncured would have a Material Adverse Effect.

     Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6. CONDITIONS PRECEDENT.

     The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan), shall be subject to the following conditions precedent:

     Section 6.1. All Credit Events. At the time of each Credit Event hereunder:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be and remain true and correct as of such earlier date;
                                      -25-

          (b) the Borrower and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

          (c) the Administrative Agent shall have received the notice required by Section 1.4 hereof; and

          (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

     Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

     Section 6.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) The Administrative Agent shall have received for each Lender the favorable written opinion of counsel for the Borrower (which opinion may be rendered by a member of the Borrower's law department) and a supplemental opinion of Chapman and Cutler, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

          (b) The Administrative Agent shall have received copies of the Borrower's Articles and Operating Agreement, certified in each instance by its secretary or an assistant secretary (or its equivalent);

          (c) The Administrative Agent shall have received copies, certified by the secretary or assistant secretary (or its equivalent) of the Borrower, of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents;

          (d) The Administrative Agent shall have received an incumbency certificate from the secretary or assistant secretary (or its equivalent) of the Borrower, which shall identify by name and title and bear the signature of the individuals authorized to sign the Loan Documents to which the Borrower is a party;

          (e) The Administrative Agent shall have received for each Lender such Lender's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions hereof;

          (f) The Administrative Agent shall have received for each Lender a list of the Borrower's Authorized Representatives;

          (g) All legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to the Lenders and their counsel;

          (h) The Administrative Agent shall have received a good standing certificate for the Borrower (dated as of a date acceptable to the Administrative Agent) from the office of the secretary of state of its state of organization, dated not earlier than ten days prior to the Closing Date;

          (i) The Administrative Agent shall have received such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request;

          (j) The Administrative Agent shall have received for itself and for the Lenders the initial fees, if any, contemplated by Section 2.1 hereof;

          (k) The Borrower shall have Tangible Net Worth of not less than $125,000,000 on the Closing Date;

          (l) The commitments under the Prior Credit Agreement shall have been terminated and all outstanding obligations thereunder shall have been paid or shall be paid with the proceeds of such initial Credit Event; and

          (m) The Borrower, the Administrative Agent and the lenders party thereto shall have entered into the Three Year Credit Agreement.

SECTION 7. COVENANTS.

     The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.13 hereof:

     Section 7.1. Maintenance of Business. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any business activities substantially different from its present business, any other Eligible Line of Business, or any business reasonably related thereto, provided that, (i) in the case of any Subsidiary acquired in a Permitted Acquisition, such acquired Subsidiary (and its permitted successors) may also engage in the type of business activities in which such acquired Subsidiary was engaged immediately prior to such Permitted Acquisition, or any business reasonably related thereto, and (ii) in the case of a Person holding assets of an Acquired Business following a Permitted Acquisition, such Person may also engage in the type of business activities in which such Acquired Business was engaged immediately prior to such Permitted Acquisition, or any business reasonably related thereto. In addition to the foregoing, the Borrower may create a new Subsidiary in order to act as a captive insurance company to insure risks incurred by the Parent, HAI, the Borrower or any of their Subsidiaries (but not any other Persons) in their respective businesses.

     Section 7.2. Maintenance of Properties. The Borrower shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and the Borrower shall cause each of its Subsidiaries to do so in respect of Property owned or used by it.

     Section 7.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves in accordance with GAAP are provided therefor.

     Section 7.4. Insurance. The Borrower shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each of its Subsidiaries to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The foregoing insurance requirements may be met through the captive insurance company described in Section 7.1 hereof with respect to such risks as are reasonably acceptable to the Administrative Agent; provided that the coverage limits of insurance policies written by the captive insurance company may not exceed $25,000,000 in the aggregate at any time and the premiums charged by the captive insurance company in any fiscal year may not exceed two times its statutory surplus as of the end of such fiscal year. The Borrower shall upon request furnish to the Agent or any Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 7.5. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

          (a) as soon as available, and in any event within forty-five (45) days (in the case of the first three fiscal quarters in each fiscal year) or ninety (90) days (in the case of the last fiscal quarter in each fiscal year) after the close of each quarterly accounting period of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statements of profit and loss and cash flows of the Borrower and its Subsidiaries for such period, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower and certified to by the chief financial officer of the Borrower;

          (b) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Borrower, a copy of the annual audit report for the Borrower and its Subsidiaries as of the close of such period with accompanying financial statements (including consolidated balance sheet and profit and loss and cash flow statements of the Borrower and its Subsidiaries for such period), and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

          (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

          (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (e) promptly upon the filing thereof, copies of all registration statements, periodic reports or other reports the Borrower or any Subsidiary files with the Securities and Exchange Commission; and

          (f) promptly after knowledge thereof shall have come to the attention of any Responsible Officer of the Borrower, written notice of (i) any Reportable Event as defined in Section 4043 of ERISA and the regulations issued thereunder, other than any such event as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, (ii) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, would have a Material Adverse Effect, (iii) any material adverse change in the condition

     (financial or otherwise) or operations of the Borrower or any Subsidiary, or (iv) the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Bank pursuant to subsections
(a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by the chief financial officer of the Borrower to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8 and 7.9 of this Agreement.

     Section 7.6. Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each such Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each such Subsidiary with, and to be advised as to the same by, its officers and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Agent and such Lenders the finances and affairs of the Borrower and of each Subsidiary) at such reasonable times and reasonable intervals as the Agent or any such Lender may designate. Prior to the occurrence and continuance of a Default or Event of Default hereunder, the costs and expenses of such inspections shall be borne by the Lenders.

     Section 7.7. Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter of the Borrower, permit the Interest Coverage Ratio to be less than 2.0 to 1.0.

     Section 7.8. Tangible Net Worth. The Borrower will at all times have Tangible Net Worth of not less than the Minimum Required Amount. For purposes hereof, the "Minimum Required Amount" shall mean, from the Closing Date through September 30, 2002, $125,000,000, and thereafter shall mean (x) the greater of
(i) $125,000,000 or (ii) the Borrower's Tangible Net Worth as of September 30, 2002 less $40,000,000, plus (y) on and after January 1, 2003, 30% of the aggregate Net Income (without deduction for losses) earned during each fiscal quarter of the Borrower ending on and after December 31, 2002, plus (z) 80% of the amount of the Net Cash Proceeds received by the Borrower from any equity issuance by, or capital or equity contribution to, the Borrower after the Closing Date.

     Section 7.9. Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter of the Borrower, permit the Leverage Ratio to exceed 2.25 to 1.00.

     Section 7.10. Distributions. The Borrower will not during any fiscal year declare or pay any distributions to HAI or any other Person if at the time of any such distribution a Default or Event of Default shall have occurred and be continuing hereunder or would occur as a result thereof.

     Section 7.11. Indebtedness. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

          (a) the Obligations of the Borrower owing to the Lenders;

          (b) Capitalized Lease Obligations; and

          (c) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed $250,000,000.

     Section 7.12. Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any such Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding; and

          (d) other Liens encumbering Property of the Borrower and its Subsidiaries with a book value not in excess of 5% Total Assets.

     Section 7.13. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, undertake any Acquisition, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within eighteen months of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within 365 days of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $50,000,000 which have a maturity of one year or less, investments in high grade municipal securities, investments in other money market instruments with a maturity of one year or less and rated A or better and investments in mutual funds which invest only in short term government securities, certificates of deposit, high grade commercial paper and similar high grade money market instruments and high grade municipal securities;

          (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (e) the guaranties by the Borrower of the indebtedness of its Subsidiaries permitted under Section 7.11(c) hereof;

          (f) the Borrower's investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries, provided that (x) the incremental additional investments of the Borrower in its Subsidiaries after the Closing Date comprised of funds advanced from the Borrower to such Subsidiaries, whether in the form of contributions to equity capital or loans or advances, plus (y) the aggregate value of Property transferred from the Borrower to its Subsidiaries (in excess of any cash consideration or consideration in the form of Property of a type similar to that transferred received from such Subsidiaries therefor) pursuant to Section 7.15(b) hereof after the Closing Date, shall not exceed 5% of Total Assets at any time of determination;

          (g) investments, loans, advances and guaranties in addition to those otherwise permitted by this Section 7.13, provided that the aggregate amount of such investments, loans, advances and guaranties does not at any time exceed $50,000,000; and

          (h) Permitted Acquisitions.

In determining the amount of investments, Acquisitions, loans, advances and guarantees permitted under this Section, investments and Acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 7.14. Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4 hereof.

     Section 7.15. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, be a party to any merger or consolidation, or during any fiscal year sell, transfer, lease or otherwise dispose of (whether in a single transaction or in multiple transactions) all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

          (a) the sale or lease of inventory in the ordinary course of business;

          (b) the sale, transfer, lease or other disposition of Property of the Borrower and its Subsidiaries to one another in the ordinary course of its business;

          (c) the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

          (d) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

          (e) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

          (f) sales or other dispositions (whether as part of a sale and leaseback transaction or otherwise) of fixed assets within 180 days of the acquisition thereof; and

          (g) the sale, transfer, lease or other disposition of Property of the Borrower or any Restricted Subsidiary (including any disposition of Property as part of a sale and leaseback transaction but excluding dispositions permitted pursuant to the preceding clause (f)) in an amount for the Borrower and its Restricted Subsidiaries aggregating not more, during any fiscal year of the Borrower, than 5% of Total Assets as of the last day of the immediately preceding fiscal year computed on a consolidated basis in accordance with GAAP.

     Section 7.16. Maintenance of Subsidiaries. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, issue, assign, sell or transfer, any shares of capital stock of a Restricted Subsidiary; provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Restricted Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Restricted Subsidiary.

     Section 7.17. ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrower shall, and shall cause each of its Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any such Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any such Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 7.18. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property except as permitted under Section 7.12 hereof.

     Section 7.19. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) or the Parent on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other other than management fees payable by Hewitt Services LLC and the Parent to the Borrower.

     Section 7.20. No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis without the prior written consent of the Required Lenders, except that the Borrower may change its fiscal year end to December 31 provided that, prior to such change becoming effective, the Borrower and the Required Lenders have entered into an amendment to the provisions of this Agreement with respect to the effects of such change on the provisions hereof.

     Section 7.21. Amendments to Articles and Operating Agreement. The Borrower shall not amend or modify its Articles or Operating Agreement in any manner which might materially and adversely affect the rights of the Lenders or any holder of the Notes hereunder (it being agreed that amendments for the purpose of admitting additional members, or reflecting deaths, retirements, resignations, withdrawals or removals of members will not be deemed to have such an adverse effect and amendments permitting members to incorporate and such corporations to become members of the Borrower shall not be deemed to have such an adverse effect).

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) default (x) in the payment when due of the principal amount of any Loan or (y) for a period of five (5) Business Days in the payment when due of interest or of any other Obligation, provided that the making of a Base Rate Loan or conversion of a Loan into a Base Rate Loan under the circumstances described in Section 1.4(c) hereof shall not, in and of itself, constitute a default in the payment when due of the principal amount of a Loan, or ;

          (b) default in the observance or performance of any covenant set forth in Sections 7.1 (with respect to the existence of the Borrower), 7.5(f)(iv), 7.7, 7.8, 7.9, 7.10, 7.11 (with respect to the Borrower), 7.12
     (with respect to Liens voluntarily entered into by the Borrower), 7.14, 7.15, 7.16, 7.17 or 7.21 hereof; or

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document (x) which, in the case of a default with respect to Sections 7.11 (with respect to a Subsidiary), 7.12 (with respect to Liens voluntarily entered into by a Subsidiary), 7.13, 7.19 or
     7.20 hereof, is not remedied within fifteen (15) days, and (y) in the case of any other default, is not remedied within thirty (30) days, in the case of defaults described in clauses (x) and (y), after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Agent or any Lender; or

          (d) any representation or warranty made or deemed (pursuant to Section
     6.1 hereof) made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

          (e) (x) an Event of Default shall occur under the Three Year Credit Agreement, or (y) default shall occur under any evidence of Indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating $10,000,000 or more or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

          (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of

     $250,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of sixty (60) days; or

          (g) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $50,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

          (h) dissolution or termination of the existence of the Borrower or any Restricted Subsidiary; or

          (i) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof; or

          (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
     Section 8.1(i)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) days; or

          (k) a Change of Control shall have occurred.

     Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (i) or (j) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Borrower: (a) if so directed by the Required

Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans and all other amounts due under the Loan Documents to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to
Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 8.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 8.4. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     Section 8.5. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Subsidiary as a debtor thereunder).

SECTION 9. CHANGE IN CIRCUMSTANCES.

     Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any adoption of or change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

     Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended, provided that the Lenders shall thereupon be deemed to have waived any prior notice period for the Borrowing of a Base Rate Loan to substitute for any such Eurodollar Loan.

     Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction, provided that no Lender may claim compensation for any such amount incurred or accrued more than 90 days prior to the date of its demand for payment hereunder except to the extent, if any, that the applicable adoption or change retroactively imposes such increased cost or reduction on such party with respect to periods more than 90 days prior to such date of demand for payment.

     (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, provided that no Lender may claim compensation for any such amount incurred or accrued more than 90 days prior to the date of its demand for payment hereunder except to the extent, if any, that the applicable adoption or change retroactively imposes such increased cost or reduction on such party with respect to periods more than 90 days prior to such date of demand for payment.

     (c) A certificate of a Lender claiming compensation under this Section 9.3, outlining the applicable change, law, rule or regulation, and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 9.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 9.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 9.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

     Section 9.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10. THE ADMINISTRATIVE AGENT.

     Section 10.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

     Section 10.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate or Subsidiary of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in
Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

     Section 10.3. Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to
Section 7.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists, except with respect to defaults in the payment of principal, interest or fees required to be paid to the Administrative Agent for the account of the Lenders, unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

     Section 10.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts selected by it with reasonable care.

     Section 10.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers or employees shall be liable for any action taken or not taken by it in connection with the Loan
Documents: (i) with the consent or at the request of the Required Lenders or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify:
(i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

     Section 10.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

     Section 10.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender. If no Administrative Agent is appointed within five (5) days of such resignation, the Administrative Agent shall reimburse, on a pro rata basis, any annual administrative agent's fees paid to the Administrative Agent acting in such capacity, including without limitation, those described in Section 2.1(c).

     Section 10.8. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents,"

"arrangers" or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required of the Borrower (or the Administrative Agent, on its behalf) by applicable law or regulation, the Borrower (or the Administrative Agent, on its behalf) shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and the Borrower shall forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant

United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 11.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.10, 9.3, and 11.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

     Section 11.7. Sharing. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 11.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

                      Hewitt Associates LLC
                      100 Half Day Road
                      Lincolnshire, Illinois  60069
                      Attention:       Mr. Dan DeCanniere
                      Telephone:       (847) 295-5000
                      Telecopy:        (847) 295-9127

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

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

     Section 11.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders.

     Section 11.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and such Lender shall remain fully liable with respect to all of its obligations and duties hereunder, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.10 and Section 9.3 hereof. The Borrower authorizes each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrower or any Subsidiary, provided that, prior to any such disclosure, such participant or prospective participant has agreed to keep such information confidential pursuant to the terms of a written confidentiality letter or agreement in the form customarily used by the disclosing Lender for such purpose.

     Section 11.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed, and which consent of the Borrower shall not be required with respect to assignments to Lenders or to financial institutions which are wholly-owned Subsidiaries of the assigning Lender's ultimate parent corporation) to assign all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments and outstanding

Loans, the assigning Lender shall retain at least $10,000,000 in unused Commitments and outstanding Loans, (ii) the assignee Lender shall have Commitments and outstanding Loans of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit E or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower or any Subsidiary.

     (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto.

     Section 11.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

          (i) no amendment or waiver pursuant to this Section 11.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or
     (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan hereunder; and

          (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 11.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document.

     Section 11.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 11.15. Costs and Expenses; Indemnification. The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification, provided, however, that the Borrower shall not be required to indemnify any Person for any losses, claims, damages, penalties, judgments, liabilities or expenses incurred by such Person:

          (i) in any litigation or other adversarial proceeding in which the Borrower or one of its Subsidiaries is the party opposing the Person to be indemnified, to the extent that (or in connection with any counts or parts of such litigation or other adversarial proceeding with respect to which) a court of competent jurisdiction has entered a final judgment in favor of the Borrower or such Subsidiary, it being understood that if such final judgment is in favor of the Borrower or such Subsidiary on some counts or parts of such litigation or other adversarial proceeding and in favor of the Person to be indemnified on other counts or parts, the Borrower shall only be obligated to pay a share of such Person's costs and expenses proportionate to the number of counts or parts of the litigation or other adversarial proceeding with respect to which a final judgment has been rendered in favor of such Person, or

          (ii) as a result of the Borrower's failure to receive the proceeds of any Borrowing because such Borrowing is not deposited by the Administrative Agent to the account of the Borrower designated for such purpose in accordance with the provisions of Section 1.4(d) hereof.

The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing), except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified, or one of the exclusions in the foregoing clauses (i) and (ii) applies, it being understood that such legal and other expenses (or a proportionate share thereof, as described in said clause (i)) shall, in a proceeding of the type described in said clause (i), be due and payable by the Borrower upon the entry of a final judgment of a court of competent jurisdiction in favor of the Person to be indemnified, or as otherwise agreed by the Borrower and the Administrative Agent. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 11.16. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 11.17. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     Section 11.18. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

     Section 11.19. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 11.20. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

     Section 11.21. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGES TO FOLLOW]

     This Agreement is entered into between us for the uses and purposes herein above set forth as of the date first above written.

                                         HEWITT ASSOCIATES LLC

                                         By /s/ C.L. Connolly III
                                            ---------------------
                                         Name  C.L. Connolly III
                                               ------------------
                                         Title Secretary
                                               ------------------

                                         "LENDERS"

                                       HARRIS TRUST AND SAVINGS BANK, in its
                                          individual capacity as a Lender and
                                          as Administrative Agent



                                       By /s/ Joann L. Homan
                                          ------------------
                                       Name  Joann L. Homan
                                             ---------------
                                       Title Vice President
                                             ---------------

                                       Address:

                                       111 West Monroe Street
                                       Chicago, Illinois  60603
                                       Attention:  Ms. Joann L. Holman
                                       Telephone:  (312) 461-2800
                                       Telecopy:   (312) 293-5068

                                         BANK OF AMERICA, N.A.

                                         By /s/ Robert Mauriello
                                            --------------------
                                         Name  Robert Mauriello
                                               -----------------
                                         Title Principal
                                               -----------------

                                         100 North Tryon Street, 17th Floor
                                         NC1-007-17-15
                                         Charlotte, NC  28255
                                         Attention:  Mr. Robert Mauriello
                                         Telephone:  (704) 386-9134
                                         Telecopier: (704) 388-0960

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION

                                         By /s/ Daniel A. Toll
                                            ------------------
                                         Name   Daniel A. Toll
                                                --------------
                                         Title  Vice President
                                                --------------

                                         230 West Monroe Street, Suite 2900
                                         Chicago, Illinois  60606
                                         Attention:  Mr. Daniel A. Toll
                                         Telephone:  (312) 762-9013
                                         Telecopier: (312) 795-9388

                                         WACHOVIA BANK, N.A.

                                         By /s/ Christa P. Holland
                                            ----------------------
                                         Name  Christa P. Holland
                                               -------------------
                                         Title Vice President
                                               -------------------

                                         191 Peachtree Street, N.E.
                                         Atlanta, Georgia  30303
                                         Attention:  Ms. Christa P. Holland
                                         Telephone:  (404) 332-4168
                                         Telecopier: (404) 332-4058